EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER OF

IKON RECEIVABLES FUNDING, LLC PURSUANT TO 18 U.S.C. SECTION 1850

We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of IKON Receivables Funding, LLC for the period ending December 31, 2002:

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Receivables Funding, LLC.

/s/ Russell S. Slack	/s/ Harry G. Kozee
Russell S. Slack	Harry G. Kozee
President (Principal Executive Officer)	Vice President – Finance (Principal Financial Officer)
February 14, 2003	February 14, 2003